Exhibit 10.32
SEVERANCE AGREEMENT AND GENERAL RELEASE
     This SEVERANCE AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into by Michael Darwin (“Employee”) and BioCryst Pharmaceuticals, Inc. (“the Company”).
     The Company currently employs Employee as Vice President, Finance. The parties desire to terminate the employment relationship effective December 31, 2008. Employee also desires severance benefits. The parties have agreed upon acceptable terms as described herein. Employee represents that he has carefully read the entire Agreement, understands its consequences, and voluntarily enters into it.
     In consideration of the above and the mutual promises set forth below, Employee and the Company agree as follows:
     1. SEPARATION. Employee’s employment with the Company will terminate, effective December 31, 2008.
     2. SEVERANCE BENEFITS. The Company will:
     (i) pay Employee severance pay in the amount of $161,713 (less applicable withholdings) payable in a lump sum on the first regular payday after the revocation period set forth in paragraph 8 below expires;
     (ii) reimburse Employee for the COBRA premiums that he actually pays to continue his coverage under the Company’s group health/dental plan during the 12-month period immediately following the effective termination date. Nothing in this Agreement shall constitute a guarantee of COBRA continuation coverage or benefits. Employee shall be solely responsible for all obligations in electing COBRA continuation coverage and taking all steps necessary to qualify for such coverage. In the event that he receives a reimbursement check for a COBRA premium that he did not actually pay, then he shall return the reimbursement check immediately to the Company; and
     (iii) provide Employee with an executive outplacement assistance package, package and provider to be chosen by the Company.
     The severance benefits afforded under this Agreement are in lieu of any other compensation or benefits to which Employee otherwise might be entitled.
     3. ACCRUED VACATION. The Company will pay Employee for any accrued but untaken vacation.
     4. RELEASE. In consideration of the benefits conferred by this Agreement, EMPLOYEE (ON BEHALF OF HIMSELF AND HIS ASSIGNS, HEIRS AND OTHER

REPRESENTATIVES) RELEASES THE COMPANY, ITS PREDECESSORS, SUCCESSORS AND ASSIGNS AND ITS AND/OR THEIR PAST, PRESENT AND FUTURE OWNERS, PARENTS, SUBSIDIARIES, AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES, EMPLOYEE BENEFIT PLANS (TOGETHER WITH ALL PLAN ADMINISTRATORS, TRUSTEES, FIDUCIARIES AND INSURERS) AND AGENTS (“RELEASEES”) FROM ALL CLAIMS AND WAIVES ALL RIGHTS KNOWN OR UNKNOWN, HE MAY HAVE OR CLAIM TO HAVE RELATING TO HIS EMPLOYMENT WITH THE COMPANY, ITS PREDECESSORS, SUBSIDIARIES OR AFFILIATES OR HIS SEPARATION THEREFROM arising before the execution of the Agreement, including but not limited to claims: (i) for discrimination, harassment or retaliation arising under federal, state or local laws prohibiting age (including but not limited to claims under the Age Discrimination in Employment Act of 1967 (ADEA), as amended), sex, national origin, race, religion, disability, veteran status or other protected class discrimination, harassment or retaliation for protected activity; (ii) for compensation and benefits (including but not limited to claims under the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), Fair Labor Standards Act of 1934 (FLSA), as amended, and similar federal, state, and local laws; (iii) under federal, state or local law of any nature whatsoever (including but not limited to constitutional, statutory, tort, express or implied contract or other common law); and (iv) for attorneys’ fees. The release of claims set forth in this paragraph does not apply to claims for workers’ compensation benefits or unemployment benefits filed with the applicable state agencies.
     5. AGENCY CHARGES/INVESTIGATIONS. Nothing in this Agreement shall prohibit Employee from filing a charge or participating in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission or other governmental agency with jurisdiction concerning the terms, conditions and privileges of his employment; provided, however, that by signing this Agreement, Employee waives his right to, and shall not seek or accept, any monetary or other relief of any nature whatsoever in connection with any such charges, investigations or proceedings.
     6. COVENANT NOT TO SUE. Employee will not sue Releasees on any matters relating to his employment arising before the execution of this Agreement, including but not limited to claims under the ADEA, or join as a party with others who may sue Releasees on any such claims; provided, however, this paragraph will not bar a challenge under the Older Workers Benefit Protection Act of 1990 (OWBPA), to the enforceability of the waiver and release of ADEA claims set forth in this Agreement, claims for workers’ compensation or unemployment benefits referenced in paragraph 4 above, or where otherwise prohibited by law. If Employee does not abide by this paragraph, then (i) he will return all monies received under this Agreement and indemnify Releasees for all expenses they incur in defending the action, and (ii) Releasees will be relieved of its obligations hereunder.
     7. COMPANY INFORMATION AND PROPERTY. Except as necessary to perform post-termination consulting services to the Company, Employee shall not at any time after his employment terminates disclose, use or aid third parties in obtaining or using any confidential or proprietary Company information or such information of its parents, subsidiaries or affiliates. Confidential or proprietary information is information relating to the Company, parent, subsidiaries or affiliates or any aspect of its business which is not generally available to the public, the Company’s competitors, or other third parties, or ascertainable through common sense or general business or technical knowledge. Nothing in this Agreement shall relieve him from any obligations under any previously or contemporaneously executed confidentiality, proprietary information or secrecy agreements.
     All records, files or other materials maintained by or under the control, custody or possession of the Company or its agents in their capacity as such shall be and remain the Company’s property. Employee shall: (i) return all Company property (including, but not limited to, credit cards; keys; company car, records, files, documents, company manuals, and other documents in whatever form they exist, whether electronic, hard copy or otherwise and all copies, notes or summaries thereof) which he received in connection with his employment, with the sole exception of property that the Company authorizes him to retain during any period in which he is providing post-termination consulting services to the company; (ii) bring all such records, files, and other materials up to date before returning them; and (iii) fully cooperate with the Company in winding up his work and transferring that work to those individuals designated by the Company.
     8. RIGHT TO REVIEW AND REVOKE. The Company delivered this Agreement and the Older Workers Benefit Protection Act Disclosure notice to Employee on December 8, 2008 by e-mail and desires that he have adequate time and opportunity to review and understand the consequences of entering into the Agreement. Accordingly, the Company advises him to consult with his attorney prior to executing it and that he has 45 days within which to consider it. Additionally, he may not execute this Agreement prior to the effective termination date. In the event that he does not return an executed copy of the Agreement to Robert Stoner, Vice President, Human Resources, BioCryst Pharmaceuticals, Inc., 2425 Kildaire Farm Road, Suite 106, Cary, NC 27518 by no later than the 46th calendar day after receiving it or his effective termination date (whichever occurs later), it and the obligations of the Company herein shall become null and void, Employee’s employment will terminate on the effective termination date and he will receive his salary through that date and pay for accrued but untaken vacation and nothing else. Employee may revoke the Agreement during the seven (7) day period immediately following his execution of it. The Agreement will not become effective or enforceable until the revocation period has expired. To revoke the Agreement, a written notice of revocation must be delivered to Robert Stoner at the above address.
     9. CONFIDENTIALITY AND NONDISPARAGEMENT. Employee represents and warrants that since receiving this Agreement, he (i) has not made, and going forward will not make, disparaging, defaming or derogatory remarks about the Company or its products, services, business practices, directors, officers, managers or employees to anyone; nor (ii) taken, and going forward will not take, any action that may impair the relations between the Company and its vendors, customers, employees, or agents or that may be detrimental to or interfere with, the Company or its business.
     10. STIPULATION. Employee acknowledges, agrees and hereby stipulates to the following facts: (i) During his employment with the Company, Employee was allowed to take all leave and afforded all other rights to which he was entitled under the Family and Medical Leave Act (FMLA); and (ii) The Company has not in any way interfered with, restrained or denied Employee’s exercise of (or attempt to exercise) any FMLA rights, nor terminated or otherwise discriminated against Employee for exercising (or attempting to exercise) any such rights.
     11. OTHER. Except as expressly provided in this Agreement, this Agreement and, the Consulting Agreement simultaneously executed and dated December 31, 2008 supersede all other understandings and agreements, oral or written, between the parties and constitute the sole agreement between the parties with respect to their subject matter. Each party acknowledges that no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in these agreements and no agreement, statement or promise not contained in these agreements shall be valid or binding on the parties unless such change or modification is in writing and is signed by the parties. Employee’s or the Company’s waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other party. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement.
     This Agreement is intended to avoid all litigation relating to Employee’s employment with the Company and his separation therefrom; therefore, it is not to be construed as the Company’s admission of any liability to him — liability which the Company denies.
     This Agreement shall apply to, be binding upon and inure to the benefit of the parties’ successors, assigns, heirs and other representatives.
     IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year written below.
     EMPLOYEE REPRESENTS THAT HE HAS CAREFULLY READ THE ENTIRE AGREEMENT, UNDERSTANDS ITS CONSEQUENCES, AND VOLUNTARILY ENTERS INTO IT.

/s/ Michael Darwin		12/31/08
Michael Darwin		Date

BioCryst Pharmaceuticals, Inc.
By:	/s/ Alane P. Barnes	12/31/08
	Title: General Counsel	Date

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